EXHIBIT 10.112


November 20, 2000

Mr. John J. Pilger
Casino Resource Corporation
707 Bienville Boulevard
Ocean Springs, Mississippi 39564

Dear Jack:

Pursuant to our conversation of earlier today, Roy Anderson Holding Corp. will agree to the following changes to the terms and conditions of Debenture Number
Two:

In consideration for the adjustment of the maturity date of Debenture Number Two entered into by Roy Anderson Holding Corp. and Casino Resource Corporation on December 31, 1999 from December 31, 2002 to December 31, 2001, Roy Anderson Holding Corp. agrees to delay the payment of any prepayment as provided for under the section MANDATORY PREPAYMENT. (b) of Debenture Number Two until the final payment of the Purchase Price, as defined and proposed in On Stage Entertainment, Inc.'s draft Letter of Intent to Purchase Country Tonite dated November 18, 2000.

If the proposed acquisition of Country Tonite by On Stage Entertainment, Inc. does not result in the sale of Country Tonite to On Stage Entertainment, Inc., then the delay provided for above shall not granted and prepayments as provided for under the section MANDATORY PREPAYMENT. (b) of Debenture Number Two, if any, shall be made in accordance with the terms and conditions of Debenture Number Two.

Further, if BounceBack Technologies.com's negotiations with On Stage Entertainment, Inc. results in the execution of a letter of intent, a Definitive Agreement as proposed in On Stage Entertainments, Inc's draft Letter of Intent to Purchase Country Tonite, or any sales agreement, BounceBack Technolgies.com agrees to provide Roy Anderson Holding Corp. with a copy of the executed agreements.

If you are in agreement with the conditions set forth above, please sign below and forward the original to Robert Vollenweider.

If you have any questions, please contact Robert Vollenweider at 594-4040.

Sincerely,

ROY ANDERSON HOLDING CORP.


Roy Anderson, Jr.
Secretary

                                             Accepted by:

                                             BOUNCEBACK TECHNOLOGIES, INC.



                                             By:
                                                --------------------------------
                                                John J. Pilger
                                                Chief Executive Officer


Cc   Robert P. Vollenweider
     Roy Anderson, III